SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 12, 1996

                       Applied Computer Technology, Inc.
             (Exact name of registrant as specified in its charter)

Colorado                             0-26826                   84-1164570
(State or other jusisdiction      (Commission                (I.R.S Employer
of incorporation)                  File Number)              Identification No.)

2573 Midpoint Drive, Fort Collins, Colorado                80525
 (Address of Principal executive offices)                (Zip code)

       Registrant's telephone number, including area Code (970) 490-1849

                                      N/A
          Former Name or Former Address, If Changed Since Last Report

                               Page 1 of 2 Pages
                          Exhibit Index is on Page 2.
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     1. Effective December 12, 1996 Grant Thornton, L.L.P. resigned as the Company's Independent Certified Public Accountants.

     2. Grant Thornton was retained by the Company in November 1996 to audit the Company's Financial statements for the year ended December 31, 1996 and to review the Company's financial statements for the period ended September 30, 1996. As such, Grant Thornton did not provide any audit reports on the Company's financial statements. In addition, Grant Thornton did not complete its review of the Company's financial statements for the period ending September 30, 1996. However, in its letter of resignation to the Company, Grant Thornton stated that the Company had not provided Grant Thornton with adequate documentation concerning the capitalization of certain salaries and wages and that the capitalization of certain salaries, wages and other costs as of September 30, 1996 had not been resolved to the satisfaction of Grant Thornton.

     3. During the period Grant Thornton acted as the Company's independent accountants there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreement in connection with their contemplated audit of the Company's financial statements for the year ended December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          Number    Name                          Page Reference
            16      Letter Regarding Change       (to be filed by
                    in Certifying Accountant       amendment)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  December 20, 1996              APPLIED COMPUTER TECHNOLOGY, INC.

                                        By:  /s/ WILEY D. PRENTICE, JR.
                                        -------------------------------
                                        Wiley D. Prentice, President

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